Change in Terms Agreement

BORROWERS:	SINGLE TOUCH SYSTEMS, INC.
A Delaware corporation, doing business in California
SINGLE TOUCH INTERACTIVE, INC.
A Nevada corporation, doing business in California
2235 Encinitas Blvd, Suite 210
Encinitas, CA 92024

GUARANTOR:	ANTHONY G. MACALUSO also known as
ANTHONY MACALUSO also known as
TONY MACALUSO

LENDER:	FORT ASHFORD FUNDS, LLC
A California limited liability company
2532 Dupont Drive
Irvine, California 92612

ORIGINAL PRINCIPAL AMOUNT:	One Million Dollars ($1,000,000.00)

DATE OF ORIGINAL AGREEMENT:	December 5, 2008

DESCRIPTION OF COLLATERAL: A Guaranty, dated December 5, 2008, signed by Anthony Macaluso, Together with the Collateral described in the Loan and Security Agreement dated December 5, 2008 as filing number 2008-4048698; and as described in the UCC Financing Statement (Form UCC-1) filed in the State of Nevada on December 8, 2008, as filing number 2008036962-8.

DESCRIPTION OF CHANGE IN TERMS: The maturity date set out in the Loan and Security Agreement, and in the contemporaneously executed Schedule to Loan and Security Agreement, namely 180 days after the date thereof, shall be extended to July 31, 2009.

CONSIDERATION FOR EXTENSION: Borrowers shall pay to Lender, as and for a fee for Lender’s agreement to the extension identified hereinabove, the sum of Twenty-0Five Thousand Dollars ($25,000.00) . The subject fee is a charge by Lender for its agreement to the extension identified, no part of which shall or will be credited to the outstanding balance owing from Borrowers, nor to any other obligation of Barrowers under the terms of the subject Loan and Security Agreement, dated December 5, 2008, and/or the other documentation related thereto. Further, excluding any prior principal reductions, Borrowers shall pay, on or before June 20, 2009, a principal reduction of the outstanding balance in a sum of no less than Three Hundres Thousand Dollars ($300,000.00) . The fee and the principal reduction must each be paid, in full, by June 20, 2009 or the extension identified hereinabove shall be void, canceled, revoked and of no further force or effect.

In addition to the fee identified hereinabove, in the event that there is any breach of or default in the obligations of Borrowers and/or Guarantor under the terms of the Loan and Security Agreement, dated December 5, 2008, and/or the other documentation related thereto, including, but not limited to the Continuing Guaranty, dated December 5,2008, and executed by Anthony Macaluso, the parties hereto and thereto hereby agree that the referee to be appointed under the Dispute Resolution provisions of the Loan and Security Agreement, Dated December 5, 2008, shall be either the Honorable Armand Arabian, Retired or the Honorable Richard F. Charvat, Retired or the Honorable Robert H. London, Retired, the choice of which shall be solely and exclusively made by Lender. In the event that none of those three (3) individuals is available or willing to serve as the referee to be appointed, then Lender shall, solely and exclusively choose any other retired jurist from the available panel of Judicate West. The selection of the referee by Lender shall be binding upon Borrowers and Guarantor, notwithstanding the existing Dispute Resolution provisions in the Loan and Security Agreement, dated December 5, 2008, and/or the Continuing Guaranty, dated December 5, 2008.

FURTHER EXTENSION: Borrowers shall have the right to further extend the maturity date to August 31, 2008, if, and only if, Borrowers

(a)	Have timely and fully performed all of the terms of the Extension identified hereinabove; and

(b)	Pay a further extension fee, in the further sum of Twenty-Five thousand Dollars ($25,000.00), which further sum must be paid in full by July 31, 2009. No part of the further extension fee, nor any part thereof, shall or will be credited to the outstanding balance owing from Borrowers, nor to any other obligation of Borrowers under the terms of the subject Loan and Security Agreement, dated December 5, 2008, and/or the other documentation related thereto. If the further fee is not paid on or before July 31, 2009 the further extension identified hereinabove shall be void, canceled, revoked and of no further force or effect; and

(c)	Pay, on or before [July 5] July 31, 2009, a principal reduction of the outstanding balance in a sum of no less than Three Hundred Thousand dollars ($300,000.00); and

(d)	Pay, on or before July 31, 2009, all interest owing and unpaid on the outstanding balance through and including July 31, 2009. If the sums identified in (a), (b) and (c), inclusive above are not all paid, in full, on or before July 31, 2009, the further extension identified hereinabove shall be void, canceled, revoked and of no further force or effect.

FINAL EXTENSION: Borrowers shall have the right to a third and final extension of the maturity date to September 30, 2009, if and only if Borrower:

(a)	Have timely and fully performed all of the terms of the Further Extension identified hereinabove; and

(b)	Pay a further extension fee, in the further sum of Twenty-Five Thousand Dollars ($25,00.00), which further sum must be paid in full by August 31, 2009. No part of the further extension fee, nor any part thereof, shall or will be credited to the outstanding balance owing from Borrowers, nor to any other obligation of Borrowers under the terms of the subject Loan and Security Agreement, dated December 5, 2008, and/or the other documentation related thereto. If the further fee is not paid on or before August 31, 2009 the further extensions identified hereinabove shall be void, canceled, revoked and of no further force or effect; and

(c)	Pay, on of before August 31, 2009, a principal reduction toward the outstanding balance of no less than Three Hundred Thousand dollars ($300,000.00); and

(d)	Pay, on or before August 31, 2009, all interest owing and unpaid on the outstanding balance through and including July 31, 2009. if the sums identified in (a), (b) and (c), inclusive, above are not all paid, in full, on or before August 31, 2009, the further extension identified hereinabove shall be void, canceled, revoked and of no further force or effect.

Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation or obligations of Borrowers and Guarantor remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lenders right to strict performance of the obligation(s) as changed, nor obligate the Lender to make any further change in terms. Nothing in this

Agreement will constitute a satisfaction of the obligation(s) of Borrowers and/or Guarantor. It is the intention of Lender to retain as liable parties all makers and endorsers and guarantors of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorses or guarantor, including accommodation makers, will not be released by this Agreement.

PRIOR TO SIGNING THIS AGREEMENT, EACH SIGNATORY READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. EACH SIGNATORY AGREES TO THE TERMS AND CONDITIONS OF THIS AGREEMENT.

[Signed June 24, 2009]